SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)


COMMON STOCK-SCOTSMAN INDUSTRIES


GABELLI FUNDS, INC.

          THE GABELLI SMALL CAP GROWTH FUND

                     1/10/96            1,500-           17.4494



GAMCO INVESTORS, INC.

                     1/16/96            3,000-           17.6250

                     1/15/96            1,000-           17.6250

                     1/09/96            1,000-           17.5000

                    12/27/95            4,000-           17.0469

                    12/26/95            1,000-           17.2500

                    12/21/95            1,000-           17.3750

                    12/07/95            1,000-           16.6250

                    11/22/95            3,500-           16.5000

                    11/15/95              800-           16.3750







(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.



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